Exhibit 99.1

Monroe Capital Corporation Announces Full Exercise of Over-

Allotment Option by Underwriters Relating to Initial Public Offering

CHICAGO, IL — November 27, 2012 — Monroe Capital Corporation (the “Company”) (NASDAQ: MRCC) announced today that it has closed on the underwriters’ over-allotment option in connection with its previously announced initial public offering. The underwriters have exercised in full their option to purchase an additional 750,000 shares of Monroe Capital Corporation common stock at the initial public offering price of $15.00 per share, less underwriting discounts and commissions. With this exercise, Monroe Capital Corporation sold in its initial public offering a total of 5,750,000 shares of common stock for total gross proceeds of approximately $86.3 million.

Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C. and Janney Montgomery Scott LLC served as joint book-running managers for the offering. BB&T Capital Markets, a division of Scott & Stringfellow, LLC and Stephens Inc. served as co-lead managers, and Ladenburg Thalmann & Co. Inc. and Wunderlich Securities, Inc. served as co-managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares in this offering nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission. This offering is being made solely by means of a written prospectus forming part of the effective registration statement, which may be obtained from the Prospectus Departments of any of the following investment banks: Robert W. Baird & Co. Incorporated., Attn: Prospectus Department, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; William Blair & Company, L.L.C., Attn: Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606; or Janney Montgomery Scott LLC, Attn: Prospectus Department, 1717 Arch Street, Philadelphia, Pennsylvania 19103. Investors are advised to carefully consider the investment objective, risks and charges and expenses of the Company before investing. The prospectus dated October 24, 2012, which has been filed with the Securities and Exchange Commission, contains this and other information about the Company and should be read carefully before investing.

About Monroe Capital Corporation

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended, and intends to elect to be treated as a regulated investment company (RIC) for federal income tax purposes. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through investments in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

About Monroe Capital LLC

Monroe Capital LLC is a private investment firm providing senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements.” Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Source: Monroe Capital Corporation

Contact:	Aaron D. Peck
Chief Financial Officer and Chief Investment Officer
Monroe Capital Corporation
(312) 523-2363
Email: apeck@monroecap.com

Kelly Holman
BackBay Communications
212-209-3844
kelly.holman@backbaycommunications.com

2